SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement    [ ]   Confidential, for Use of the
                                           Commission Only
                                           (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         HEALTHPLAN SERVICES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5) Total fee paid:

--------------------------------------------------------------------------------

      [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                       HealthPlan Services Corporation
                              3501 Frontage Road
                             Tampa, Florida 33607

------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 12, 1998

------------------------------------------------------------------------------

To the Stockholders of

                         HEALTHPLAN SERVICES CORPORATION

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HealthPlan Services Corporation, a Delaware corporation (the "Company"), will be held at The Sheraton Grand Hotel, 4860 Kennedy Boulevard, Tampa, Florida 33609 on Tuesday, May 12, 1998, at 9:00 a.m. local time, for the following purposes:


            (i) to elect thirteen (13) directors, each to hold office for the ensuing year or until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal; and

            (ii) to consider and act upon such other matters as may properly be brought before the meeting or any adjournment(s) thereof.


      The close of business on March 16, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. Only stockholders of record at such time will be so entitled to vote.

      Your attention is called to the accompanying Proxy Card and Proxy
Statement.

      The Directors and Officers of the Company invite you to attend the meeting.

                                            By Order of the Board of Directors,

                                            /s/PHILLIP S. DINGLE
                                            ----------------------------------
Tampa, Florida                              PHILLIP S. DINGLE, Secretary
April 2, 1998



                          ----------------------------

Stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the meeting but wish your shares to be voted upon the matters to come before it, please fill in, date, and sign the accompanying Proxy Card, and return it promptly in the envelope enclosed for your convenience. No postage is necessary if mailed in the United States.

                         HEALTHPLAN SERVICES CORPORATION
                               3501 FRONTAGE ROAD
                              TAMPA, FLORIDA 33607
                                 (813) 289-1000

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1998

                                 PROXY STATEMENT

                                  SOLICITATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HealthPlan Services Corporation (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at The Sheraton Grand Hotel, 4860 Kennedy Boulevard, Tampa, Florida 33609, on Tuesday, May 12, 1998 at 9:00 a.m. local time, and at any and all adjournments of the Annual Meeting. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares, or by attending the Annual Meeting and voting in person. Directors, officers, and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, personal interview, mail, or telegraph. The Company also has made arrangements with brokerage houses, as well as other custodians, nominees, and fiduciaries that are record holders of the Company's Common Stock, to forward proxy soliciting material to the beneficial owners of shares of the Company's Common Stock. The Company will reimburse such record holders for their reasonable expenses incurred in such activities. The cost of solicitation of proxies will be borne by the Company.

      It is anticipated that this Proxy Statement and accompanying notice and proxy card, as well as the Company's Annual Report, will be mailed to the stockholders of the Company on or about April 2, 1998.

                                VOTING SECURITIES

      The Company has only one class of voting securities outstanding, its Common Stock, $.01 par value per share, of which 14,936,947 shares were outstanding as of March 16, 1998. Each share entitles its holder to one vote. Only stockholders of record at the close of business on the record date, March 16, 1998, will be entitled to vote at the Annual Meeting or at any adjournments of the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the transaction of business. Pursuant to Delaware law, abstentions will be treated as present and entitled to vote and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of the shares present and entitled to vote. Pursuant to Delaware law, broker "non-votes" and withheld votes are considered present but not entitled to vote and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To the best knowledge of the Company, based on information filed with the Securities and Exchange Commission and information provided directly to the Company by the persons and entities named below, the following table sets forth the beneficial ownership of the Company's Common Stock as of March 16, 1998, by:
(i) each beneficial owner of more than five percent of the Company's Common Stock; (ii) each current director and nominee for director of the Company; (iii) the Chief Executive Officer of the Company and the Company's four other most highly compensated executive officers in 1997; and (iv) the directors and executive officers of the Company as a group. Except as otherwise indicated, each stockholder named below has sole investment and voting power with respect to shares beneficially owned by such stockholder.

                                                                         SHARES
                                                                      BENEFICIALLY
NAME AND ADDRESS                                                       OWNED AS OF      PERCENT
OF BENEFICIAL OWNER                  POSITION WITH COMPANY            MARCH 16, 1998    OF CLASS
-------------------                  ---------------------            --------------    --------

James K. Murray, Jr.                 Chairman of the Board, Chief     1,002,091 (1)      6.7%
3501 Frontage Road                   Executive Officer, and
Tampa, Florida 33607                 Director


William L. Bennett                   Vice Chairman of the Board         301,588 (2)      2.0%
3501 Frontage Road                   and Director
Tampa, Florida 33607

Joseph A. Califano, Jr.              Director                            18,732 (3)        *
152 W. 57th St. - 12th Floor
New York, New York 10019

James F. Carlin                      Director                            15,670 (4)        *
233 W. Central Street
Natick, Massachusetts 01760

Joseph S. DiMartino                  Director                            73,366 (3)        *
200 Park Avenue 10th Floor
New York, New York 10166

Vincent D. Farrell, Jr.              Director                           708,344 (5)      4.7%
45 Rockefeller Plaza 33rd Floor
New York, New York 10111

John R. Gunn                         Director                            18,732 (3)        *
1275 York Avenue
New York, New York 10021

Nancy M. Kane, D.B.A.                Director                            18,732 (6)        *
677 Huntington Avenue
Boston, Massachusetts 02115

David Nierenberg                     Director                            46,217 (7)        *
19605 N. E. 8th Street
Camas, Washington 98607

James G. Niven                       Director                            23,262 (3)        *
1334 York Avenue
New York, New York 10021

Marc I. Perkins                      Director                             7,400 (8)        *
310 East Atlantic Avenue
Delray Beach, Florida 33483

Trevor G. Smith                      Director                           263,820 (9)      1.8%
777 Harbor Island Blvd., Suite 760
Tampa, Florida 33602

Arthur F. Weinbach                   Director                             5,082 (10)       *
One ADP Boulevard
Roseland, New Jersey 07068

                                        2



                                                                     SHARES
                                                                  BENEFICIALLY
NAME AND ADDRESS                                                  OWNED AS OF      PERCENT
OF BENEFICIAL OWNER                  POSITION WITH COMPANY       MARCH 16, 1998    OF CLASS
-------------------                  ---------------------       --------------    --------

Timothy T. Clifford                  Former Chief Operating           4,743            *
c/o 15 Pleasant Street Connector     Officer
Framingham, Massachusetts 01701      - Small Group  Business


Robert R. Parker                     President and Chief            306,297 (11)      2.0%
3501 Frontage Road                   Operating  Officer
Tampa, Florida 33607

Gary L. Raeckers                     Executive Vice President        75,687 (11)       *
3501 Frontage Road
Tampa, Florida 33607

Automatic Data Processing, Inc.                 --                1,320,000           8.8%
One ADP Boulevard
Roseland, New Jersey 07068

Spears, Benzak,                                 --                  704,245 (12)      4.7%
Salomon & Farrell, a division of
Key Asset Management Inc.
45 Rockefeller Plaza
New York, New York 10111

The Goldman Sachs Group, L.P.                   --                  859,456 (13)      5.8%
and Goldman, Sachs & Company
85 Broad Street
New York, New York 10004

All Directors and Executive Officers            --                2,976,320 (14)      19.5%
 as a group (includes 17 persons)

----------------------------

*     Less than one percent.

(1) Includes 82,000 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998. Also includes 173,156 shares held by two private companies with respect to which Mr. Murray shares investment and voting power; Mr. Murray disclaims beneficial ownership in such shares except to the extent of his interest in such private companies. Also includes 150,000 shares held by Mr. Murray's wife, as to which shares Mr. Murray disclaims beneficial ownership; and 593,803 shares held by a family limited partnership with respect to which Mr. Murray shares investment and voting power.

(2) Includes 82,000 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998. Also includes 609 shares held by Mr. Bennett's children, as to which Mr. Bennett disclaims beneficial ownership.

(3) Includes 7,200 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998.

(4) Includes 4,800 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998.

(5) Includes 2,400 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998. Also includes 704,245 shares beneficially owned by Spears, Benzak, Salomon & Farrell, Inc., with respect to which shares Mr. Farrell disclaims beneficial ownership.

(6) Includes 7,200 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998. Also includes 900 shares held by Dr. Kane as custodian for her minor children.


                                        3


(7) Includes 7,200 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998. Also includes 39,017 shares held by the Nierenberg Family 1993 Living Trust, with respect to which Mr. Nierenberg has investment and voting power as trustee.

(8) Includes 2,400 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998. Also includes 5,000 shares held by a partnership with respect to which Mr. Perkins is the General Partner.

(9) Includes 7,200 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998. Also includes 71,500 shares held in trust for the benefit of Mr. Smith's wife, as to which shares Mr. Smith disclaims beneficial ownership; and 183,420 shares held in trust for the benefit of Mr. Smith, with respect to which Mr. Smith shares investment and voting power.

(10) Includes 4,800 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998. Does not include the proportionate share ownership of the Company represented by 165,204 shares of Automatic Data Processing, Inc. ("ADP") common stock that are beneficially owned by Mr. Weinbach or an additional 332,000 shares of ADP common stock issuable to Mr. Weinbach upon exercise of options that are exercisable within 60 days of March 16, 1998. Also does not include 1,320,000 shares held by ADP. Mr. Weinbach is the President and Chief Executive Officer of ADP, and therefore may be deemed to share investment and voting power with respect to the shares owned by ADP.

(11) Includes 37,000 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998.

(12) The information set forth in the table and this footnote regarding shares beneficially owned by Spears, Benzak, Salomon & Farrell, a division of Key Asset Management Inc. ("Spears Benzak") as of March 16, 1998 is based on information provided to the Company by Spears Benzak. The shares beneficially owned by Spears Benzak consist entirely of shares as to which Spears Benzak shares voting and disposition authority with various clients for which the shares were purchased. In each case the client has the ultimate power to vote and dispose of the shares and may at any time revoke Spears Benzak's authority.

(13) The information set forth in the table and this footnote regarding shares beneficially owned by The Goldman Sachs Group, L.P. ("GS Group") and Goldman, Sachs & Co. ("Goldman Sachs") is based on a Schedule 13G filed by GS Group and Goldman Sachs dated February 14, 1998, stating that the GS Group and Goldman Sachs shared voting and dispositive power with respect to 859,456 shares of Common Stock. The Schedule 13G states that GS Group and Goldman Sachs each disclaim beneficial ownership of the Common Stock beneficially owned by (i) managed accounts, and (ii) certain investment limited partnerships of which a subsidiary of GS Group or Goldman Sachs is the general partner or managing general partner, to the extent partnership interests in such partnerships are held by persons other than GS Group, Goldman Sachs, or their affiliates.

(14) Includes 356,200 shares issuable upon exercise of options that are exercisable within 60 days of March 16, 1998. Does not include shares beneficially owned by Mr. Clifford, who terminated his employment with the Company in December 1997.


                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

      At the Annual Meeting, 13 directors will be elected to the Board of Directors of the Company, each to hold office for the ensuing year or until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. The number of seats on the Board of Directors of the Company is currently fixed at 13.

      All current directors are nominees for election to the Board at the 1998 Annual Meeting. Each of these 13 nominees has consented to being named in this Proxy Statement and has notified management that he or she intends to serve, if elected. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of each of the 13 nominees to serve as a director. If any of the nominees is unable to serve as a director, each of the persons designated by proxy reserves full discretion to cast his votes for another person in the nominee's place. Proxies cannot be voted for a greater number of persons than the number of nominees. The information set forth below regarding the current directors of the Company has been furnished by the Directors.


NAME AND AGE                       OCCUPATION/BACKGROUND
------------                       ---------------------

James  K. Murray, Jr. - 62         Chairman of the Board and Chief Executive
                                   Officer of the Company since January 1998, and a director of the Company since October
                                   1994. Mr. Murray was President and Chief
                                   Executive Officer of the Company between December 1994 and December 1997. Mr. Murray co-founded the predecessor to the Company
                                   (the "Predecessor Company") in 1970 with
                                   Charles H. Guy, Jr. and Trevor G. Smith, who is a director of the Company. Mr. Murray held the position of Corporate Senior Vice
                                   President of The Dun & Bradstreet Corporation
                                   ("D&B") from March 1990 until his retirement from D&B in December 1993. Mr. Murray also served as Chairman of the Board of the Reuben
                                   H. Donnelley Corp., a publisher of telephone yellow pages, from August 1991 to December
                                   1993. In October 1994, Mr. Murray, together with Noel Group, Inc. ("Noel") and Messrs.
                                   Guy and Smith, acquired all of the
                                   outstanding capital stock of the Predecessor
                                   Company from D&B. Mr. Murray is a director of Noel and of Sykes HealthPlan Services, Inc., a corporation in which the Company holds a 50% equity interest.

William L. Bennett - 48            Vice Chairman of the Board since January
                                   1998, Chairman of the Board between December
                                   1994 and December 1997, and a director of the Company since August 1994. Until March 1995,
                                   Mr. Bennett served as Chairman and Chief
                                   Executive Officer of Noel. Previously, Mr.
                                   Bennett was Co-Chairman and Chief Executive
                                   Officer of Noel from November 1991 to July
                                   1994. Mr. Bennett is a director of Allegheny
                                   Energy, Inc., an electric utility holding company; Sylvan, Inc., a company that produces mushroom spawn and fresh mushrooms;
                                   and Sykes HealthPlan Services, Inc., a
                                   corporation in which the Company holds a 50% equity interest.

Joseph A. Califano,  Jr. - 66      Director of the Company since January 1995.
                                   Since 1992, Mr. Califano has been Chairman and President of The National Center on
                                   Addiction and Substance Abuse at Columbia
                                   University. He is a director of Authentic
                                   Fitness Corporation; Automatic Data
                                   Processing, Inc.; Chrysler Corporation; Kmart
                                   Corporation; Travelers Group, Inc.; and
                                   Warnaco, Inc. Mr. Califano is a governor of The New York and Presbyterian Hospital and a trustee of New York University, The Twentieth
                                   Century Fund, The Urban Institute, and The
                                   American Ditchley Foundation. Mr. Califano is
                                   Founding Chairman of the Institute for Social and Economic Policy in the Middle East at the Kennedy School of Government at Harvard
                                   University. He is an Adjunct Professor of
                                   Public Health (Health Policy and Management) at Columbia University's Medical School
                                   (Department of Psychiatry) and School of Public Health and a member of the Institute of Medicine of the National Academy of Sciences. Mr. Califano served as Secretary of the United States Department of Health,
                                   Education, and Welfare from 1977 to 1979. He is a member of the Advisory Council of the American Foundation for AIDS Research. He is the author of nine books and numerous articles.

NAME AND AGE                       OCCUPATION/BACKGROUND
------------                       ---------------------

James F. Carlin - 58               Director of the Company since July 1996. Mr.
                                   Carlin co-founded Consolidated Group, Inc.
                                   ("Consolidated Group") in 1971. Mr. Carlin served as a director of Consolidated Group from 1971 until July 1996, when the Company purchased the Consolidated Group business.
                                   Since 1983, Mr. Carlin has been Chairman and
                                   Chief Executive Officer of Carlin
                                   Consolidated, Inc., a privately held
                                   investment and management firm. Mr. Carlin is a trustee of the John Hancock group of mutual funds and a director of the Massachusetts
                                   Health and Education Tax Exempt Trust,
                                   Arbella Mutual Insurance Company, and Uno
                                   Restaurant Corp. He also is Chairman of the Massachusetts Board of Higher Education.

Joseph S. DiMartino - 54           Director of the Company since March 1995.
                                   Since January 1995, Mr. DiMartino has been
                                   Chairman of the Board of approximately 168 funds in the Dreyfus Group of Mutual Funds.
                                   From 1982 to January 1995, he was President, a director, and until August 1994 Chief
                                   Operating Officer, of The Dreyfus
                                   Corporation, an investment advisor and
                                   manager of the Dreyfus Group of Mutual Funds.
                                   From 1982 until August 1994, Mr. DiMartino also served as Executive Vice President and a director of Dreyfus Service Corporation, a wholly owned subsidiary of the Dreyfus
                                   Corporation, which until August 1994 was the distributor for the Dreyfus Group of Mutual
                                   Funds. He also was Chairman of the Board of Directors of Noel from February 1995 until
                                   November 1997. He is a director of The
                                   Muscular Dystrophy Association, Carlyle
                                   Industries, Inc., Century Business Services,
                                   Inc., and Staffing Resources, Inc.

Vincent D. Farrell,  Jr. - 51      Director of the Company since July 1997.
                                   Since 1982, Mr. Farrell has been Managing
                                   Director and Chief Investment Officer for
                                   Spears, Benzak, Salomon & Farrell, a money management firm based in New York with $5 billion in assets under management. Mr.
                                   Farrell also is a director of Swiss Army
                                   Brands Company, Inc., a consumer products company best known for its Swiss Army knives and watches. Mr. Farrell is a frequent guest lecturer throughout the country for a number of large securities firms.

John R. Gunn - 55                  Director of the Company since November 1994.
                                   Since 1982, Mr. Gunn has served in various capacities for the Memorial Sloan-Kettering
                                   Cancer Center, a medical center and research institute, and is currently its Executive
                                   Vice President and Chief Operating Officer and a member of its Board of Managers. Mr.
                                   Gunn is a director of U.S. Home Care, Inc., a home health care company, and the following not-for-profit entities: Empire Blue Cross and Blue Shield, The Greater New York
                                   Hospital Association, the Devereaux
                                   Foundation, and the Hospital Association of New York State.

Nancy M. Kane,  D.B.A. - 48        Director of the Company since November 1994.
                                   Dr. Kane is an author, lecturer, and
                                   recognized expert in managed health care.
                                   Since 1980, she has been a member of the Harvard School of Public Health faculty, where she has served in the Department of Health Policy and Management. Dr. Kane is a director of the Urban Medical Group, a not-for-profit medical group practice organization.

NAME AND AGE                       OCCUPATION/BACKGROUND
------------                       ---------------------


David Nierenberg - 45              Director of the Company since November 1994.
                                   Since April 1995, Mr. Nierenberg has been
                                   President of Nierenberg Investment Management
                                   Co., Inc., an investment management company.
                                   Between 1986 and 1995, Mr. Nierenberg was a general partner of Trinity Ventures, Ltd., a venture capital company focusing on investments in consumer products and specialty retail, software, financial services, and health care. Mr. Nierenberg is a director of Southwest Washington Medical
                                   Center, a private not-for-profit hospital.

James G. Niven - 52                Director of the Company since November 1994.
                                   Since 1996, Mr. Niven has been a Senior Vice
                                   President at Sotheby's, an international auction house. Since 1982, he has been a general partner of Pioneer Associates, a venture capital investment company. He also is a director of The Lynton Group, Inc., a company engaged in aircraft charter and maintenance; Lincoln Snacks Company, a snack food manufacturer; and Tatham Offshore, Inc., an independent energy company engaged in the development, exploration, and production of offshore oil and gas reserves. Mr. Niven also is a member of the Board of Managers of Memorial Sloan-Kettering Cancer Center, a trustee and a director of the Neil A.
                                   McConnell Foundation, and a trustee of The
                                   Blenheim Foundation, the Museum of Modern
                                   Art, and the National Center for Learning
                                   Disabilities.

Marc I. Perkins - 52               Director of the Company since October 1997.
                                   Since 1992, Mr. Perkins has been President and Chief Executive Officer of Perkins
                                   Capital Advisers, Inc. and General Partner of
                                   Perkins Partners I, Ltd. He has been a
                                   principal in PMK Securities and Research, Inc., a securities broker dealer, since
                                   February 1995. For the last seven years, Barron's magazine has included Mr. Perkins as a member of Barron's Round Table. He appears regularly on CNBC and is a frequent lecturer at numerous organizations and universities.

Trevor G. Smith - 62               Director of the Company since October 1994.
                                   Since 1994, Mr. Smith has been President and a director of Reveley Resources, Inc., a consulting and health care investment management firm. Mr. Smith co-founded the Predecessor Company in 1970 with Charles H.
                                   Guy, Jr. and James K. Murray, Jr. Mr. Smith served as Chairman of the Board and Chief
                                   Executive Officer of the Predecessor Company from 1991 to 1993. Mr. Smith is a Chartered
                                   Life Underwriter.

Arthur F. Weinbach - 55            Director of the Company since February 1997.
                                   Since 1996, Mr. Weinbach has been President and Chief Executive Officer of Automatic Data
                                   Processing, Inc. ("ADP"). Previously, he served as Executive Vice President of ADP from 1992 to 1994 and as President and Chief
                                   Operating Officer of ADP from 1994 to 1996.
                                   Mr. Weinbach serves on the Board of Directors of ADP.


VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

      The 13 nominees for director receiving a plurality of the votes of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting shall be elected.

      The Board of Directors recommends that the stockholders vote FOR the 13 nominees described above.

                  ADDITIONAL INFORMATION CONCERNING DIRECTORS

DIRECTORS' COMPENSATION

      As officers of the Company, Mr. Murray and Mr. Bennett receive no additional compensation for their service on the Board of Directors and Board committees. Each director who is not an officer or employee of the Company is entitled to a quarterly retainer fee of $1,250 and an additional fee of $500 for each Board meeting and committee meeting attended. The Company reimburses all directors for out-of-pocket expenses, including travel expenses, related to attendance at such meetings.

      Pursuant to the HealthPlan Services Corporation 1997 Directors Equity Plan (the "Directors Equity Plan"), which was approved by the Company's stockholders at the 1997 Annual Meeting, each non-employee director may receive Common Stock of the Company rather than a cash retainer fee as compensation for each quarter in which the director serves on the Board. The shares issued for each quarter have a value equal to $2,500, which is calculated based on the fair market value of the Company's Common Stock at the end of the quarter. An eligible director may make an irrevocable election not to participate in the Plan in any year and instead receive quarterly cash retainers. The aggregate number of shares of Common Stock available for awards under the Directors Equity Plan is 100,000, subject to specified adjustments in the event of changes in the outstanding shares of Common Stock.

      Each director who is not an employee of the Company also participates in the 1995 HealthPlan Services Corporation Directors Stock Option Plan (the "Directors Option Plan"). Pursuant to the Directors Option Plan, each non-employee director automatically receives an option to purchase 12,000 shares of the Company's Common Stock, effective as of the later of (i) May 18, 1995 (the business day immediately preceding the day that the Company's securities were first offered to the public in an underwritten initial public offering), or
(ii) the date of the director's election to the Board. The Directors Option Plan further provides that each non-employee director will be granted an additional option to purchase 12,000 shares of Common Stock if such director is re-elected to the Board of Directors at the Company's annual meeting of stockholders which follows such director's fourth complete year of service on the Board. All options vest over a four-year period from the date of grant, with 20% of the options becoming exercisable on the grant date and 20% becoming exercisable on each of the next four anniversaries of the grant date. In the event of any merger, consolidation, or sale of substantially all of the assets of the Company, the Company at its option may accelerate vesting of the outstanding Directors Option Plan options, subject to applicable law. The exercise price of each option is the fair market value of the Company's Common Stock as of the grant date. The aggregate number of shares of Common Stock available for awards under the Directors Option Plan is 240,000, subject to specified adjustments in the event of changes in the outstanding shares of Common Stock.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

      The Board of Directors conducts its business through meetings of the Board and its committees. The Board of Directors held six meetings during 1997. In accordance with the By-laws of the Company, the Board of Directors currently has Executive, Audit, Strategic Planning, Operations, Compensation, and Regulatory Affairs Committees established as standing committees. There is no Nominating Committee of the Board. During 1997, Mr. Califano attended seven of the eleven meetings of the Board and the Committees on which he served. Each other director attended at least 75 percent of the total number of 1997 meetings of the Board and of the Committees on which he or she served.

      The Executive Committee, which exercises, to the fullest extent permitted by applicable law, all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company during intervals between Board meetings, is composed of James K. Murray, Jr., William L. Bennett, Joseph S. DiMartino, and Vincent D. Farrell, Jr. The Executive Committee held six meetings during 1997.

      The Audit Committee, which is composed of John R. Gunn, James F. Carlin, Marc I. Perkins, and Arthur F. Weinbach, has authority to recommend to the Board of Directors the independent public accountants to serve as auditors, to review with the independent auditors the annual audit plan, the financial statements, the auditors' report, and their evaluation and recommendations concerning the Company's internal controls, and to approve the types of professional services for which the Company may retain the independent auditors. The Audit Committee held three meetings during 1997.

      The Strategic Planning Committee, which is composed of Marc I. Perkins, Nancy M. Kane, D.B.A., David Nierenberg, and Trevor G. Smith, has authority to retain, at the expense of the Company, consultants and other advisors and to advise and consult directly with the Board of Directors and the officers of the Company on long-term planning matters and to recommend such actions to the Board of Directors as the Committee deems appropriate. The Strategic Planning Committee held three meetings during 1997.

      The Compensation Committee, which is composed of Joseph A. Califano, Jr., Vincent D. Farrell, Jr., James G. Niven, and Arthur F. Weinbach, has authority to exercise all of the powers and authority of the Board of Directors relating to the compensation of, and the provision of incentives for, the Company's officers, directors, management, employees, and other persons performing services on behalf of the Company, including without limitation matters relating to salaries, bonuses, deferred compensation, pension and profit sharing plans, stock option plans, and all other plans, agreements, or arrangements relating in any way to compensation or to the provision of incentives to persons performing such services. The Compensation Committee held five meetings during 1997.

      The Regulatory Affairs Committee, which is composed of Joseph A. Califano, Jr., Nancy M. Kane, D.B.A., James G. Niven, and Trevor G. Smith, has authority to retain, at the expense of the Company, consultants and other advisors and to advise and consult directly with the Board of Directors and the officers of the Company on regulatory matters affecting the Company, including but not limited to regulation under the insurance laws and other statutes and regulations of all 50 states, the District of Columbia, and Puerto Rico, and to recommend such action to the Board of Directors as the Committee deems appropriate. The Regulatory Affairs Committee did not meet during 1997.

      The Operations Committee, which is composed of James F. Carlin, John R. Gunn, Joseph S. DiMartino, and David Nierenberg, has authority to act as a liaison between the Board and management in matters relating to the overall operations of the Company. The Operations Committee held two meetings in 1997.

      See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" below for additional information concerning directors.

                               EXECUTIVE OFFICERS

      The executive officers shown below currently serve in the capacities indicated. Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

                              POSITION, PRINCIPAL OCCUPATION, AND OTHER
NAME AND AGE                  DIRECTORSHIPS
------------                  ------------------------------------------

James K. Murray, Jr. - 62     Chairman of the Board and Chief Executive Officer
                              of the Company since January 1998, and a director of the Company since October 1994. Mr. Murray was
                              President and Chief Executive Officer of the
                              Company between December 1994 and December 1997.
                              Mr. Murray co-founded the Predecessor Company in
                              1970 with Charles H. Guy, Jr. and Trevor G. Smith, who is currently a director of the Company. Mr.
                              Murray held the position of Corporate Senior Vice
                              President of D&B from March 1990 until his retirement from D&B in December 1993. Mr. Murray also served as Chairman of the Board of the Reuben
                              H. Donnelley Corp., a publisher of telephone yellow pages, from August 1991 to December 1993.
                              In October 1994, Mr. Murray, together with Noel and Messrs. Guy and Smith, acquired all of the outstanding capital stock of the Predecessor
                              Company from D&B. Mr. Murray also is a director of Noel and of Sykes HealthPlan Services, Inc., a corporation in which the Company holds a 50% equity interest.

                              POSITION, PRINCIPAL OCCUPATION, AND OTHER
NAME AND AGE                  DIRECTORSHIPS
------------                  ------------------------------------------

William L. Bennett - 48       Vice Chairman of the Board since January 1998,
                              Chairman of the Board between December 1994 and December 1997, and a director of the Company since
                              August 1994. Until March 1995, Mr. Bennett served as Chairman and Chief Executive Officer of Noel.
                              Previously, Mr. Bennett was Co-Chairman and Chief
                              Executive Officer of Noel from November 1991 to
                              July 1994. Mr. Bennett is a director of Allegheny
                              Energy, Inc., an electric utility holding company;
                              Sylvan, Inc., a company that produces mushroom spawn and fresh mushrooms; and Sykes HealthPlan
                              Services, Inc., a corporation in which the Company holds a 50% equity interest.

Donald W. Gould, Jr. - 35     Senior Vice President and Chief Financial Officer
                              of the Company since January 1998. From September
                              1996 until December 1997, Mr. Gould was Vice
                              President Finance of the Company, and from March to September 1996 Mr. Gould served as a consultant to the Company. Prior to that time Mr. Gould served as President of Chicago Classics Golf,
                              Inc., a golf equipment manufacturer, from January
                              1995 to February 1996, and as a director of Geneva
                              Capital Markets, a merger and acquisition intermediary for small businesses, from June 1992 to December 1994.

George E. Lucco - 50          Executive Vice President - Large Group Operations
                              of the Company since October 1994. Mr. Lucco joined the Predecessor Company in 1982 and has served as an Executive Vice President with various operational and management responsibilities since
                              1989.

Robert R. Parker - 65         President and Chief Operating Officer of the
                              Company since January 1998. Mr. Parker served as
                              Executive Vice President and Chief Operating
                              Officer - Large Group Business of the Company from
                              July 1996 to December 1997, and as Chairman and
                              Chief Executive Officer of Harrington Services
                              Corporation ("Harrington") from 1986 until
                              December 1997. Harrington became a wholly owned subsidiary of the Company in July 1996.

Gary L. Raeckers - 56         Executive Vice President - Small Group Operations
                              of the Company since January 1998. From July 1996 to December 1997, Mr. Raeckers was Executive Vice
                              President and Chief Operating Officer - The New
                              England of the Company, and from October 1994 to June 1996 he served as Executive Vice President -
                              The New England of the Company. Prior to that, Mr.
                              Raeckers served the Predecessor Company as Executive Vice President from August 1993 to
                              October 1994 and as President from April 1989 to
                              August 1993.

                          COMPENSATION OF EXECUTIVE OFFICERS

                              SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding compensation paid or accrued by the Company for the fiscal year ended December 31, 1997 to the Company's Chief Executive Officer and to each of the Company's four other most highly compensated executive officers whose salary and bonus exceeded $100,000 during such year (collectively, the "Named Officers"). The table also sets forth information regarding paid or accrued compensation to each Named Officer for the two preceding fiscal years if such individual was then employed by the Company.

                                                                      LONG-TERM
                                          ANNUAL COMPENSATION        COMPENSATION
                                        ------------------------     -------------

                                                                      SECURITIES            ALL
     NAME AND                                                         UNDERLYING           OTHER
PRINCIPAL POSITION(1)         YEAR      SALARY($)         BONUS($)   OPTIONS/SARs(#)(2)  (COMPENSATION($)(3)
---------------------         ----      ---------         --------   ------------        -------------
James K. Murray, Jr.          1997      $ 350,000         $  --          35,000              $2,297
  Chairman of the Board       1996        357,693            --         100,000                --
  and Chief Executive         1995        250,000            --          50,000                --
  Officer

Robert R. Parker              1997        202,963            --         35,000                2,297
  President and Chief         1996        101,482 (4)        --         75,000                4,500
   Operating Officer          1995           --              --           --                   --


William L. Bennett            1997        198,387            --          35,000               2,000
  Vice Chairman               1996        143,077            --         100,000                --
   of the Board               1995         69,231            --          50,000                --


Timothy T. Clifford           1997        188,510            --            --                 1,347
  Former Chief Operating      1996        102,308 (5)     225,000 (6)    75,000                --
  Officer -- Small Group      1995          --               --            --                  --
  Business

Gary L. Raeckers              1997        174,865            --          20,000              1,615
  Executive Vice              1996        175,385            --          25,000                --
  President - Small Group     1995        150,000            --          35,000                --
  Operations

----------
 (1) Indicates each Named Officer's current position with the Company, effective January 1, 1998. During 1997, Mr. Murray was President and Chief Executive Officer of the Company, Mr. Bennett was Chairman of the Board of Directors of the Company, Mr. Parker was Chief Operating Officer - Large Group Business of the Company, Mr. Clifford was Chief Operating Officer - Small Group Business of the Company, and Mr. Raeckers was Chief Operating Officer - The New England of the Company.

(2) Refers to incentive stock options granted for the stated fiscal year under either the HealthPlan Services Corporation 1995 Incentive Equity Plan (the "Incentive Plan") or the Amended and Restated HealthPlan Services Corporation 1996 Employee Stock Option Plan (the "Employee Option Plan"). The Incentive Plan and the Employee Option Plan provide for grants of stock options to Company employees, as determined by the Compensation Committee of the Board of Directors. Options granted under these Plans may be granted either as incentive options, which qualify for certain favorable tax treatment, or as non-qualified options. The Compensation Committee has the authority to set the exercise price for options at the time of grant, except that the exercise price of an incentive option may not be less than the fair market value of the Common Stock on the grant date. Each option grant reflected in the table vests over a four-year period from the date of the grant,

                                       11



      with 20% of the options becoming vested on the grant date and 20% becoming vested on each successive anniversary of the grant date until the options become fully vested on the fourth anniversary of the grant date. In the event of any merger or other transaction in which the Company does not survive, the Compensation Committee at its option may accelerate the vesting of all outstanding Incentive Plan and Employee Option Plan options, subject to applicable law.

(3) Consists of Company contributions to each Named Officer's account under the HealthPlan Services, Inc. Profit Participation 401(k) Plan. Does not include the amount of life insurance premium payments allocable to each Named Officer. The Company provides life insurance benefits to all employees generally equal to two years base salary, subject to certain adjustments.

(4) Refers to compensation paid to Mr. Parker after he joined the Company on July 1, 1996. Mr. Parker's compensation is subject to an Employment and Noncompetition Agreement described at "Employment Agreements" below.

(5) Refers to compensation paid to Mr. Clifford after he joined the Company on July 1, 1996. Mr. Clifford terminated his employment with the Company in December 1997. Mr. Clifford's compensation was subject to an Employment and Noncompetition Agreement (the "Clifford Agreement") described at "Employment Agreements" below.

(6) Refers to a signing bonus of $100,000 paid to Mr. Clifford when he joined the Company on July 1, 1996 and a performance bonus of $125,000 paid to Mr. Clifford for 1996. The Company paid these bonuses in accordance with the Clifford Agreement.



      OPTION GRANTS IN 1997

                       INDIVIDUAL GRANTS(1)
            --------------------------------------------
                                                                                       POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF STOCK PRICE  APPRECIATION
                                                                                            FOR OPTION TERM (10 YEARS)(2)
                                                                                     -------------------------------------------
                                                                                             5%                     10%
                                                                                     -------------------   ---------------------
                         NUMBER OF       % OF TOTAL       EXERCISE OR   EXPIRATION     PER     AGGREGATE     PER       AGGREGATE
                         SECURITIES     OPTIONS/SARs       BASE PRICE      DATE       SHARE      VALUE      SHARE        VALUE
                         UNDERLYING      GRANTED TO        ($/SHARE)                  VALUE                 VALUE
                       OPTIONS/SARs     EMPLOYEES IN
NAME                     GRANTED (#)    FISCAL YEAR
-------------------    -------------   ----------------   -----------   ----------   ------    ---------    -------    ----------
James K. Murray, Jr        35,000            6.8            $ 20.69      12/16/07    $ 13.01    $455,350    $ 32.97    $1,153,950

Robert R. Parker           35,000            6.8              20.69      12/16/07      13.01     455,350      32.97     1,153,950

William L. Bennett         35,000            6.8              20.69      12/16/07      13.01     455,350      32.97     1,153,950

Timothy T. Clifford          --              --                --          --           --         --           --         --

Gary L.Raeckers            20,000            3.9              20.69      12/16/07      13.01     260,200      32.97       659,400

----------

(1) Consists of option grants under the Employee Option Plan. Each option grant vests over a four-year period from the grant date, December 16, 1997, with 20% of the options becoming vested on the grant date and 20% becoming vested on each successive anniversary of the grant date until the options become fully vested on the fourth anniversary of the grant date.

(2) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates, as set by the Securities and Exchange Commission, and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates.

                                       12


     The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Options have value to the Named Officers and to all option recipients only if the price of the Company's Common Stock advances beyond the applicable option exercise price during the effective option period.

    AGGREGATED OPTION EXERCISES DURING 1997 AND FISCAL YEAR-END OPTION VALUES

      The following table provides information related to stock options exercised by each Named Officer during 1997 and the number and value of unexercised stock options held by each Named Officer at year-end. The Company does not have any outstanding stock appreciation rights.

                                                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS AT                      OPTIONS AT
                                                           FISCAL YEAR-END (#)          FISCAL YEAR-END ($)(1)
                                                        ---------------------------   ----------------------------
                       SHARES ACQUIRED     VALUE
NAME                   ON EXERCISE (#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
--------------------   ---------------    -----------   -----------   -------------   -----------    -------------

James K. Murray, Jr.         -0-             -0-           70,000        115,000        $269,800       $328,050

Robert R. Parker             -0-             -0-           30,000        80,000           82,400        134,450

William L. Bennett           -0-             -0-           70,000        115,000         269,800        328,050

Timothy T. Clifford          -0-             -0-           30,000          -0-            82,400          -0-

Gary L. Raeckers             -0-             -0-           31,000        49,000           83,200         96,000

----------
(1) Each dollar value in these columns is calculated based on the difference between the closing price of the Company's Common Stock on December 31, 1997 ($21.00) and the exercise price of the options held by the applicable Named Officer on such date.

EMPLOYMENT AGREEMENTS

      The Company is a party to an Employment and Noncompetition Agreement with Robert R. Parker, President and Chief Operating Officer of the Company (the "Parker Agreement"). The Parker Agreement, which has a three-year term ending June 30, 1999, provides for Mr. Parker's performance of such duties as may be assigned to him by the Company's Board of Directors, at an annual base salary of not less than $200,000. The Parker Agreement provides that if the Company terminates Mr. Parker's employment without cause or due to death or disability, or if Mr. Parker terminates his employment due to a significant change in the terms of his employment, as defined in the Agreement, then Mr. Parker generally will be entitled to continuation of applicable benefit programs, subject to specified conditions, and also will be entitled to receive the greater of (i) his base salary to be paid during the remaining term of the Agreement, or (ii) the total amount of his annual base salary. The Parker Agreement contains certain noncompete and nonsolicitation restrictions that will survive termination of Mr. Parker's employment with the Company.

      The Company was a party to an Employment and Noncompetition Agreement with Timothy T. Clifford, former Chief Operating Officer - Small Group Business of the Company (the "Clifford Agreement"). Pursuant to the Clifford Agreement, which had a two-year term ending June 30, 1998, the Company paid Mr. Clifford an annual base salary of $200,000, a one-time signing bonus of $100,000, and a performance bonus for 1996 of $125,000. The Clifford Agreement provided that if the Company terminated Mr. Clifford's employment without cause or due to death or disability, or if Mr. Clifford terminated his employment due to a significant change in the terms of his employment, as defined in the Agreement, then Mr. Clifford generally would have been entitled to receive certain post-termination severance payments and benefits. The Agreement also provided that if the Company terminated Mr. Clifford's employment with the Company for cause or Mr. Clifford terminated his employment for a reason other than a significant change in the terms of his employment, then Mr. Clifford would be required to repay to the Company a pro rata portion of his signing bonus, based on the number of months remaining in his contract term at the time of his termination. Mr. Clifford terminated his employment with the Company in December 1997. Under the terms of the Clifford Agreement, Mr. Clifford is not entitled to any severance or other post-termination payments. Mr. Clifford continues to be subject to certain noncompete and nonsolicitation restrictions which survived termination of his employment with the Company.

STOCK PERFORMANCE GRAPH

      As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a comparison of stock performance of the Company with stock performance of (i) a broad equity index such as the Wilshire 5000 Index, and (ii) either a published industry index or a Company-constructed peer group index.

      The graph below compares the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the Wilshire 5000 Index and the Russell 2000-Health Care Index (assuming the investment of $100 in the Company's Common Stock, the Wilshire 5000 Index, and the Russell 2000-Health Care Index on June 30, 1995).

      There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to future stock performance.

                 COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
         AMONG HEALTHPLAN SERVICES CORPORATION, THE WILSHIRE 5000 INDEX
                     AND THE RUSSELL 2000-HEALTH CARE INDEX


                                                CUMULATIVE TOTAL RETURN
                                            --------------------------------
                                              1995       1996       1997
                                              ----       ----       ----
HealthPlan Services Corporation                100        140       141
Wilshire 5000                                  100        139       182
Russell 2000-Health Care                       100        122       134



* $100 INVESTED ON 6/30/95 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the Board of Directors, which is composed of four outside Directors, acts on behalf of the Board of Directors in determining the compensation of the Company's executive officers. In addition to making salary and bonus determinations, the Compensation Committee is authorized to grant stock options, stock appreciation rights, and restricted stock to the Company's executive officers under the Company's Incentive Plan and Employee Option Plan.

COMPENSATION OBJECTIVES

      The philosophy underlying the Company's compensation programs is to align executive officer compensation with increases in stockholder value. A key objective is to ensure that a major portion of each executive officer's compensation is linked to significant improvements in the Company's overall performance. Another key objective is to make it possible for the Company to attract, retain, and reward executives who will lead the Company in achieving or exceeding corporate performance goals.

EXECUTIVE COMPENSATION PROGRAMS

      The Company's executive officer compensation programs, which contain no special perquisites, consist of three principal elements: base salary, cash bonus, and incentive equity awards. The Company's objective is to emphasize incentive compensation in the form of bonuses and incentive equity awards, rather than base salary. In making compensation determinations, the Company reviews the historical compensation levels of each executive officer, evaluates the executive officer's past performance, and assesses the expected further contributions of the executive officer. With respect to base salaries, annual incentives, and stock options, the Company considers generally available information regarding compensation prevailing in the industry, but does not utilize any particular indices.

      Total compensation for executive officers also includes long-term incentives offered by stock options, stock appreciation rights, and restricted stock awards. These equity incentives are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders; an executive officer realizes gains only if he or she remains with the Company for a specified length of time, and (in the case of stock options and stock appreciation rights) only if the stock price increases over the fair market value at the date of grant. In determining the amount of such incentive equity grants, the Company evaluates the job level of the executive officer, responsibilities to be assumed by the executive officer, responsibilities of the executive officer in prior years, and the aggregate amount of all awards made to executive officers in prior years. The Company's incentive equity program has emphasized stock option grants, rather than awards of restricted stock or stock appreciation rights. The Company generally provides stock options through initial option grants at the date of hire and periodic additional grants. It has been the Company's practice to fix the exercise of stock options, which generally become exercisable in equal annual installments over a period of four years beginning on the date of grant, at 100% of the fair market value on the grant date.

      The Company also maintains incentive plans under which executive officers (including the Chief Executive Officer) may be paid cash bonuses at the end of each fiscal year. The bonuses are dependent primarily on the Company's financial performance and achievement of corporate objectives established by the Company at the start of each fiscal year.

1997 EXECUTIVE COMPENSATION

      In 1997, the Compensation Committee reviewed a study comparing the Company's executive compensation program to that of a group of comparison companies. The Committee determined that while the Company's executive salaries and incentive programs were generally competitive with comparison companies, the long-term value of the stock option grants were significantly more competitive than those of the comparison companies. The Committee used this data to reaffirm its commitment to weighting executive compensation more heavily toward incentives and stock options, rather than salaries. The Committee also approved changes to the

Company's annual incentive plan for 1998 that will change the basis for executive incentives from simply earnings per share to a combination of shareholder value and strategic and tactical results.

      In 1997, the Compensation Committee awarded 510,000 stock options to 46 employees, including each of the Company's current executive officers. No shares of restricted stock, stock appreciation rights, or cash incentive bonuses were granted in 1997.

1997 CHIEF EXECUTIVE OFFICER COMPENSATION

      The Chief Executive Officer's compensation is determined in accordance with the factors described above applicable to executive officers generally. For the fiscal year ended December 31, 1997, the Compensation Committee awarded the Chief Executive Officer an option to purchase 35,000 shares of Common Stock. No cash incentive bonus was paid to the Chief Executive Officer or any other executive officer of the Company for 1997. The amount of the option grant reflects the senior position held by the Chief Executive Officer within the Company, the significant contributions made by the Chief Executive Officer to the Company in 1997 and those anticipated to be made by him in the future, and the strong results achieved during a period in which the Company integrated two major acquisitions.

                        Compensation Committee:

                        Arthur F. Weinbach, Chairman
                        Joseph A. Califano, Jr
                        James G. Niven
                        Vincent D. Farrell, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board is currently composed of four directors: Joseph A. Califano, Jr., Vincent D. Farrell, Jr., James G. Niven, and Arthur F. Weinbach, none of whom is or was an officer or employee of the Company or its subsidiaries. Mr. Weinbach is President and Chief Executive Officer of ADP; see "Certain Relationships and Related Transactions" below for a description of transactions between the Company and ADP. Samuel F. Pryor, who served on the Compensation Committee until May 1997, was an executive officer of Noel until June 1997. Charles H. Guy, Jr., who served on the Compensation Committee until May 1997, was an executive officer of the Predecessor Company until 1986. James K. Murray, Jr., Chairman of the Board and Chief Executive Officer of the Company, is a member of the Compensation Committee of the Board of Directors of Noel. Joseph S. DiMartino, a member of the Company's Board of Directors, was Chairman of the Board of Directors of Noel until November 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In December 1996, Noel, ADP, and the Company entered into an agreement (the "ADP Agreement") pursuant to which Noel agreed to sell 1,320,000 shares of the Company's Common Stock to ADP at a purchase price of $20 per share. Upon completion of this transaction on February 7, 1997, Noel and ADP owned approximately 29% and 9%, respectively, of the Company's Common Stock. The ADP Agreement generally provided that: (i) prior to December 31, 1997, ADP could not enter into an agreement to acquire additional shares of the Company's Common Stock, unless such acquisition was approved by the Company's Board of Directors, or unless the Company entertained alternative offers; (ii) Noel could not dispose of its remaining shares of the Company's Common Stock prior to September 30, 1997 other than through a direct distribution to Noel's shareholders, subject to specified conditions; and (iii) the Company could not take any action prior to December 31, 1997 that could interfere with "pooling-of-interests" accounting. The Company also generally agreed: (i) to give ADP the opportunity to maintain its percentage ownership interest in the Company in the event that prior to December 31, 1997 the Company intended to sell any interest in its Common Stock; (ii) to grant ADP certain piggyback registration rights; and (iii) to file a shelf registration statement with respect to ADP's shares within 15 days after the date of the ADP Agreement. In April 1997, the Company filed shelf registration statements with the Securities and Exchange Commission covering the shares of the Company's Common Stock held by Noel and ADP.

In April 1997, in connection with a plan of complete liquidation and dissolution, Noel began distribution of all of its remaining shares of the Company's Common Stock.

      As required by the ADP Agreement, Arthur F. Weinbach, President and Chief Executive Officer of ADP, was elected to the Board of Directors of the Company in February 1997. Beginning in the last quarter of 1996, ADP and the Company began a market test under which the Company distributed health insurance products to small business owners through ADP's licensed sales force. In addition, ADP has provided payroll and shareholder distribution services for the Company since 1995. During 1997, the Company paid ADP approximately $110,000 for these services.

      Effective July 1, 1996, the Company acquired all of the issued and outstanding stock of Consolidated Group, Inc., for approximately $62 million in cash. A portion of the purchase price for this acquisition was placed in escrow to cover certain pre-closing liabilities. In March 1998, in connection with the settlement of all outstanding escrow claims, the escrow agent distributed $2,571,799 to former Consolidated Group stockholders, including $276,569 to James F. Carlin, who is a director of the Company, and $1,247,626 to Holyoke L. Whitney, who was a director of the Company until July 1997.

      At the closing of the Consolidated Group acquisition, the Company acquired an office and warehouse facility in Southborough, Massachusetts from The 150 Cordaville Road LLC ("Cordaville LLC"), a limited liability company. Consolidated Group had previously leased this property from Cordaville LLC. Pursuant to the agreement that governed the transfer of the property, if the Company contracts to sell the property within forty-two months after the closing date of the Consolidated Group acquisition, then the first $150,000 of the profit from such sale shall be transferred to certain former stockholders of Consolidated Group, including Messrs. Carlin and Whitney. Any profit in excess of $150,000 will be divided equally between the Company and such former stockholders.

      Messrs. Carlin and Whitney are limited partners in Consolidated Group Service Company Limited Partnership (the "Consolidated Partnership"), and each is a shareholder and a director of the Consolidated Partnership's general partner. The Consolidated Partnership owns the Company's Framingham, Massachusetts facility and leased this property to Consolidated Group beginning in 1987. Since July 1, 1996, when the Company purchased Consolidated Group, the Company has paid $129,111 plus certain expenses per month under the terms of this lease. As of February 1998, the Company and the Consolidated Partnership entered into an amendment to the lease agreement. Pursuant to this amendment, which clarified the parties' responsibilities with respect to future capital repair requirements for the property, the Company agreed to contribute approximately $263,000 to the cost of certain outstanding capital repair items.

      James K. Murray III, who was Executive Vice President and Chief Financial Officer of the Company until December 1997, is the son of James K. Murray, Jr., the Company's Chairman and Chief Executive Officer. Mr. Murray III became an officer of Sykes HealthPlan Services, Inc., a corporation in which the Company holds a 50% equity interest, in December 1997. There are no other family relationships among the Company's directors and officers.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, each executive officer, director, and beneficial owner of more than ten percent of the outstanding Common Stock of the Company is required to file reports with the Securities and Exchange Commission reporting beneficial ownership of the Company's Common Stock (i) at the time that such party becomes subject to Section 16's reporting requirements, and (ii) at the time of any changes in beneficial ownership occurring thereafter. Vincent D. Farrell, Jr. became a director of the Company on July 22, 1997. A Form 3 was filed with respect to Mr. Farrell on October 23, 1997, after the Form 3 filing deadline. Based upon a review of reports submitted to the Company and written representations of persons known by the Company to be subject to these reporting requirements, the Company believes that all other reports due for 1997 were filed on a timely basis.

                             FORM 10-K ANNUAL REPORT

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, HEALTHPLAN SERVICES CORPORATION, 3501 FRONTAGE ROAD, TAMPA, FLORIDA 33607.

                                STOCKHOLDER LIST

      Subject to Delaware law, a list of Company stockholders entitled to vote at the Annual Meeting will be open to examination beginning on May 2, 1998 at the offices of the Company at 3501 Frontage Road, Tampa, Florida 33607.

                              INDEPENDENT AUDITORS

      Price Waterhouse LLP, independent certified public accountants, was engaged to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year and has been approved by the Board of Directors of the Company to act in such capacity for the 1998 fiscal year. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The Price Waterhouse representative also will be afforded an opportunity to make a statement at the Meeting if such representative desires to do so. The Board of Directors' selection of Price Waterhouse LLP as auditors will not be placed before the stockholders for ratification.

            OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

      The Company's management knows of no business which may come before the Annual Meeting except that indicated above. However, if any other business is brought before the Annual Meeting, the persons acting under the enclosed form of proxy may vote thereunder in accordance with their best judgment.

                         PROPOSALS FOR THE 1999 MEETING

      Stockholder proposals intended to be presented at the 1999 Annual Meeting should be sent certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by December 1, 1998 for inclusion in the proxy statement and the form of proxy relating to the 1999 Annual Meeting. Any such proposal may be made only by a party that, at the time the proposal is submitted, is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at the meeting, and has held such securities for at least one year, and that continues in such capacity through the 1999 Annual Meeting date.

                                    By Order of the Board of Directors,

                                    Phillip S. Dingle
                                    Corporate Secretary

                                                                      APPENDIX A

                         HEALTHPLAN SERVICES CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEALTHPLAN SERVICES CORPORATION (THE "COMPANY").

      The undersigned hereby constitutes and appoints James K. Murray, Jr. and William L. Bennett, or either of them (each a "Designee"), attorneys, agents, and proxies with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Sheraton Grand Hotel, 4860 Kennedy Boulevard, Tampa, Florida 33609, on Tuesday, May 12, 1998 at 9:00 a.m. local time, and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH BELOW FOR ELECTION AS DIRECTORS. IN THEIR DISCRETION THE PARTIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE FOR GOOD CAUSE OR WILL NOT SERVE.

Please mark your votes as indicated in this example.     [X]


PROPOSAL 1:       ELECTION OF DIRECTORS
                  [ ]  FOR all nominees listed below            [ ]  WITHHOLD AUTHORITY to vote for all
                       (except as otherwise marked below)            nominees listed below

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
 STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW)

James K. Murray, Jr.      Joseph S. DiMartino       Nancy Kane, D.B.A      Marc I. Perkins
William L. Bennett        Vincent D. Farrell, Jr.   David Nierenberg       Trevor G. Smith
Joseph A. Califano, Jr.   John R. Gunn              James G. Niven         Arthur F. Weinbach
James F. Carlin

                               (SEE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated April 2, 1998 and ratifies all actions that the proxies or either of them or their substitutes may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

Dated:_____________________________________ , 1998

Signature:_________________________________

          _________________________________

          _________________________________


NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Please return the signed card in the enclosed envelope.